Exhibit 99.1

Investors May Contact:

Ryan Marsh

VP & Treasurer

(770) 418-8211

ir@asburyauto.com

Reporters May Contact:

Melissa Corey

Public Relations & Communications Manager

(770) 418-8231

mcorey@asburyauto.com

Asbury Automotive Group, Inc. Announces $75 Million Real Estate Term Loan Facility

DULUTH, GA, September 30, 2013—Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., today announced that it has entered into a real estate term loan facility of up to $75 million with Bank of America, N.A.

The Company borrowed $57.3 million from the new term facility at closing and expects to borrow the remaining $17.7 million upon completing diligence of additional properties. The proceeds from the new term facility are expected to be used to refinance a portion of the Company’s outstanding 7.625% senior subordinated notes due 2017. “We are pleased with this real estate financing,” commented Scott Krenz, Asbury’s Senior Vice President and Chief Financial Officer. “It is consistent with our previously announced strategy to take advantage of the attractive interest rates in today’s markets.”

The new term loan facility bears interest at one-month LIBOR plus 250 basis points and matures on September 26, 2023. The Company’s obligations under the new term facility are secured by mortgages on the real property assets of certain of the Company’s dealerships or related real estate holding company subsidiaries.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 79 retail auto stores, encompassing 100 franchises for the sale and servicing of 29 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to additional borrows under, and the use of proceeds from, the Company’s new term loan facility. These statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury’s relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury’s indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), Asbury’s relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury’s ability to execute its IT initiatives and other operational strategies, Asbury’s ability to leverage gains from its dealership portfolio, Asbury’s ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury’s ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury’s plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury’s filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.